 CAMBRIDGE DISPLAY TECHNOLOGY ANNOUNCES DATE FOR
2005 YEAR END RESULTS AND CONFERENCE CALL

Cambridge, UK - 22nd February 2006 - Cambridge Display Technology (Nasdaq: OLED), a global pioneer in the research, development and commercialisation of light emitting polymers (P-OLEDs), today announced that it will release fourth quarter and year end results for the periods ended December 31st 2005 on March 13th, 2006.

Management will hold a conference call at 12:00 ET (17:00 GMT) to review the company's results. The call can be accessed via the internet live or as a replay through www.earnings.com.

The conference call will be archived for replay on the above website for 14 days following the call.

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About CDT
Cambridge Display Technology is a global leader in the research, development and commercialisation of light emitting polymers (P-OLEDs), which are targeted for use in a wide range of electronic display products used for information management, communications and entertainment. Features include reduced power consumption, size, thickness and weight, very wide viewing angle, superior video imaging performance and the potential for use on flexible display substrates. Current CDT licensees are actively developing their manufacturing strategies. Founded in 1992, the company is headquartered in Cambridge, UK.
http://www.cdtltd.co.uk